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                                      PART II. - EXHIBIT 11
                             CAVALIER HOMES, INC. AND SUBSIDIARIES
                         COMPUTATION OF NET INCOME PER COMMON SHARE


                                              Thirteen Weeks Ended    Twenty-six Weeks Ended
                                              --------------------    ----------------------
                                              June 27,    June 28,    June 27,    June 28,
                                                1997        1996        1997        1996
                                              --------    --------    --------    --------
PRIMARY AND FULLY DILUTED
     Net Income                             $ 3,557,000 $ 3,525,000 $ 6,643,000 $ 6,396,000
                                             ==========  ==========  ==========  ==========
SHARES:

Primary
  Average common shares outstanding          12,234,046  11,731,470  12,212,019  11,537,809

  Dilutive effect if stock options
    were exercised                              179,457     532,526     192,242     590,768
                                             ----------  ----------  ----------  ----------
  Average common shares outstanding
    as adjusted (primary)                    12,413,503  12,263,996  12,404,261  12,128,577
                                             ==========  ==========  ==========  ==========
Fully Diluted
  Average common shares outstanding          12,413,503  12,263,996  12,404,261  12,128,577

  Additional dilutive effect if
    stock options were excercised
    (fully)                                           -      77,948       8,501      67,361
                                             ----------  ----------   ---------  ----------
  Average common shares outstanding
    as adjusted (fully diluted)              12,413,503  12,341,944  12,412,762  12,195,938
                                             ==========  ==========  ==========  ==========


  Primary Net Income per Common Share       $       .29  $      .29  $      .54  $      .53
                                             ==========   =========   =========   =========
  Fully Diluted Net Income per Common Share $       .29  $      .29  $      .54  $      .52
                                             ==========   =========   =========   =========
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